EXHIBIT 3.12

BYLAWS OF CORPORATION

OF

THERMON HEAT TRACING SERVICES-II, INC.

ARTICLE I

Section 1. The officers of THERMON HEAT TRACING SERVICES-II, INC. shall be President and Vice-President/Secretary.

The officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting. Officers may be members of the Board of Directors and vice-versa.

The duties of the several officers shall be as follows:

President: The President shall be the chief executive officer of the corportion; he shall preside at all meetings of the stockholders and directors; he shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board are carried into effect. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation. He shall have the general powers duties of supervision and management usually vested in the office of President of a corporation.

Vice-President: The Vice-President shall assume the duties of the President should the President be unable to perform such duties.

Secretary: The Secretary shall have charge of all funds of the Corporation and of its disbursements under the direction of the Board of Directors. He shall keep a record of all monies received and paid out, making a report of same to the Board of Directors at each regular meeting thereof and whenever requested so to do. The Secretary shall attend all meetings of the Corporation and of the Board of Directors, and keep minutes of the proceedings thereof. He shall give notice of all meetings of the Corporation, of the Board of Directors and of Committees. He shall further be charged with the performance of such services in behalf of the Corporation as may, from time to time, be determined to the Board of Directors.

The Secretary shall attend all meetings of the Board of Directors, all meetings of the stockholders and record all votes and the minutes of the proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation, and when authorized by the Board, affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature. He shall be sworn to the faithful discharge of his duty.

Section 2. The compensation of all officers shall be fixed by the Board of Directors.

Section 3. The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their officers for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 4. The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the affirmative vote of a majority of the whole Board of Directors.

Section 5. In the case of the absence of any officer of the Corporation, or for any other reason, that the Board may deem sufficient, the Board may delegate, for the time being, the power or duties, or any of them, of such officer to any other officer, or to any director, provided a majority of the entire Board concurs therein.

ARTICLE II

BOARD OF DIRECTORS

Section 1. The Board of Directors shall be composed of two (2) individuals who shall be elected annually as provided in the Charter.

Section 2. The Board of Directors shall be charged with the management of all of the affairs of the Corporation, subject to the provisions of its charter and bylaw.

Section 3. For the purpose of transacting the business of this Corporation during the intervals between the meetings of the Board of Directors, the President and the Secretary shall constitute the Executive Committee, with full authority to act.

Section 4. Regular meetings of the Board of Directors shall be held monthly at such time and place as the directors may determine. Special meetings of the Board may be called by the President on three (3) days’ notice to each director, either personally or by mail or by telegram; special meetings shall be called by the Secretary in like manner and on like notice on the writer request of two directors.

Section 5. Two directors shall constitute a quorum of the Board.

Section 6. In addition to the powers and authorities by these bylaws expressly conferred upon it, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

Section 7. Indemnity. The Corporation shall indemnify and hold harmless each director and officer now or hereafter serving the Corporation from and against any and all claims and liabilities to which he may be or become subject by reason of his now or hereafter being or having heretofore been a director or officer of the Corporation and/or by reason of his alleged acts or omissions as such officer and director at the time when any such claim or liability is asserted, and shall reimburse each such director and officer for all legal and other expenses reasonably incurred by him in connection with defending any or all such claims or liabilities, including amounts paid or agreed to be paid in connection with reasonable settlements made before final adjudication with the approval of the Board of Directors, whether or not he continues to be provided, however, that no director or officer shall be indemnified against or reimbursed for any expenses incurred in defending any or all such claims or liability or in setting the same unless in the judgment of the directors of the Corporation the director or officer against whom such claim of liability is asserted has not been guilty of negligence or willfill misconduct. The foregoing right of indemnification shall not be inclusive of other rights to which any director or officer may be entitled as a matter of law.

ARTICLE III

COMMITTEES

Section 1. The president may appoint such committees as he deems necessary, subject to the approval of the Board of Directors. Whenever the Board of Directors is not in session, the committee appointed by the President may act subject to ratification at the next meeting of the Board of Directors, at which the appointments made by the President may be either approved or disapproved.

Section 2. The chairman of each committee shall make a written report of the Board of Directors whenever requested by the Board.

ARTICLE IV

STOCKHOLDERS’ MEETING

Section 1. The annual meeting of the Corporation shall be held as provided in the Charter.

Section 2. Special meetings of the Corporation may be called at any time by the President, of a majority of the Board of Directors.

Section 3. Immediately following the adjournment of the annual meeting of the Corporation, the newly-elected directors shall hold a meeting for the purpose of organization, and the transaction of any other business.

Section 4. Not less than five days prior to any meeting of the Corporation, a notice of such meeting shall be mailed to each shareholder at his last known post office address. The notice for any special meeting shall state the purpose of the meeting. All meetings of the Corporation may, however, be called without notice, by written waiver of the right to such notice, by each person entitled thereto.

Section 5. At any meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and witnessed by one witness. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the Corporation, except where the transfer books of the Corporation shall have been closed of a date shall have been fixed as date of record for the determination of its stockholders entitled to vote.

Section 6. Written notice of the annual meeting shall be mailed to each stockholder entitled to vote there at such address as appears on the stock book of the Corporation, at least five days prior to the meeting.

Section 7. A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of voting shares held by each, shall be prepared by the Secretary and filed in the office where the election is to be held, at least ten days before every election, and shall at all times, during the usual hours of business, and during the whole time of said election, be open to the examination, of any stockholder.

Section 8. Special meetings of the stockholders, for any purpose, or purposes, unless otherwise prescribed by statute, may be called by the President and shall be called by the President at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding, and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 9. Business transacted at all special meetings shall be confined to the objects stated in the call.

Section 10. Written notice of a special meeting of stockholders, stating the time and place and object thereof shall be mailed, postage prepaid, at least five days before such meeting, to such stockholder entitled to vote thereat at such address as appears on the books of the Corporation.

Section 11. Order of Business at Stockholders Meeting. At all meetings of stockholders, the order of business shall be as far as applicable and practical, as follows:

(1) Organization;

(2) Proof of notice of meeting or of waivers thereof (the certificate of the Secretary of the Corporation, or the affidavit of any other person who mailed the notice or caused the same to be mailed, being proof of service of mail;

(3) Submission by Secretary, or by Inspectors, if any, shall have been elected or appointed, or list of stockholders entitled to vote, present in person or by proxy;

(4) In an annual meeting, or a meeting called for that purpose, reading of unapproved minutes of preceding meetings, and action thereon;

(5) Reports;

(6) In an annual meeting, or a meeting called for that purpose, the election of directors;

(7) Unfinished business;

(8) New business;

(9) Adjournment.

ARTICLE V

CERTIFICATES OF STOCK

The certificates of stock of the Corporation shall be numbered and shall be entered into the books of the Corporation as they are issued. They shall exhibit the holder’s name and number of shares and shall be signed by the President and Secretary.

ARTICLE VI

REGISTERED STOCKHOLDERS

The corporation shall be entitled to read the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by laws of Louisiana.

ARTICLE VII

LOSS OF CERTIFICATE

Any person claiming a certificate of stock to be lost or destroyed, shall make an affidavit or affirmation of that fact, and the Board of Directors may, in it discretion, require the owner of the lost or destroyed certificate or his legal representative, to give the Corporation a bond, in such sum as the Board of Directors of the Corporation may require to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificates; a new certificate of the same tenor and for the same number of shares as the one alleged to be lost or destroyed, may be issued without requiring any bond when, in the judgment of the directors, it is proper to do so.

ARTICLE VIII

CHECKS

All checks, drafts and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

ARTICLE IX

DIVIDENDS

Dividends upon the capital stock of the Corporation subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meetings pursuant to law.

ARTICLE X

AMENDMENTS

These bylaws may be altered or amended or repealed by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, at any regular or special meeting of the stockholders called for that purpose, or by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board called for that purpose, provided that no change of the time or place for the election of directors shall be made within sixty (60) days preceding the date on which such election is to be held, and that in case of any change of such time or place, notice thereof shall be given to each stockholder in person or by letter mailed to his last known post office address at least twenty (20) days before the election is held.

CERTIFICATE

I, WILLIAM RAYMOND DOYLE, Secretary of THERMON HEAT TRACING SERVICES-II, INC. do certify that the foregoing Bylaws were unanimously adopted by the Board of Directors Corporation at a special meeting held by them on the day of the 25th day on February, 1992.

/s/ William Raymond Doyle
William Raymond Doyle
Secretary

ATTEST:

/s/ Richard Allen Hageman
Richard Allen Hageman
President

/s/ William Raymond Doyle
William Raymond Doyle
Vice-President